EXHIBIT 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






The Board of Directors
Commercial Credit Company:




We consent to the incorporation by reference in the Registration Statements (Nos. 33-18208, 33-27241 (and the related offerings of securities registered under Registration Statement No. 33-10444), 33-28723, 33-35618, 33-39857,
33-43351, 33-51814, 33-50513, 33-56553, 33-59415 and 333-00055) on Form S-3 of
Commercial Credit Company of our report dated January 16, 1996, relating to the consolidated statement of financial position of Commercial Credit Company and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1995 and the related financial statement schedule, which report appears herein. Our report refers to changes in the Company's method of accounting for certain investments in debt and equity securities in 1994, and methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993.



/s/   KPMG Peat Marwick LLP




Baltimore, Maryland
March 26, 1996